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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) November 27, 2000
(November 23, 2000)                              -----------------
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                      ATLANTIC EXPRESS TRANSPORTATION CORP.
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               (Exact name of Registrant as specified in charter)


          NEW YORK                0-24247                  13-3923467
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(State or other jurisdic-      (Commission               (IRS Employer
 tion of incorporation)        File Number)            Identification No.)


7 North Street, Staten Island, New York                       10302
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (718) 442-7000
                                                     ---------------


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Item 5.  OTHER EVENTS

         On November 23, 2000, Atlantic Express Transportation Corp. commenced
(i) an offer to purchase up to $30,000,000 aggregate principal amount of its outstanding 10 3/4% Senior Secured Notes due 2004 for $1,000 in cash per $1,000 face amount of the Notes, plus interest at per annum rate of 10 3/4% from and including August 21, 2000 and (ii) solicitation of the consent of the holders of the majority of the principal amount of the Notes to proposed amendments to the Indenture governing the Notes.

         The offer to purchase the Notes and the consent solicitation are made in connection with a proposal by Atlantic Express's parent, Atlantic Express Transportation Group Inc., to contribute all of the outstanding stock of Atlantic Transit, Corp. and an additional $10 million in equity to Atlantic Express. Following the contribution by the parent, Atlantic Transit, Corp. and its subsidiaries will become guarantors of the Notes and all of their capital stock will be pledged as security for the Notes. Additionally, Atlantic Express proposes to terminate its existing $30 million revolving credit facility with Congress Financial Corporation and replace it with a new $125 million revolving credit facility.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      EXHIBITS

                  99.1 Press release of Atlantic Express Transportation Corp. dated November 23, 2000

                  99.2       Offer to Purchase and Consent Solicitation
                             Statement


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC EXPRESS TRANSPORTATION CORP.

November 27, 2000             By:  \s\ Nathan Schlenker
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                                       Nathan Schlenker, CFO








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